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                                                                 EXHIBIT 4.1

                            180-DAY LOCK-UP AGREEMENT

Volpe, Welty & Company
Furman Selz, Inc.
Punk Zeigel & Knoell
  as Representatives of the
  Several Underwriters
One Maritime Plaza, 11th Floor
San Francisco, CA 94111

Ladies and Gentlemen:

         The undersigned is a holder of securities of CEMAX-ICON, Inc., a California corporation (the "Company"), and wishes to facilitate the public offering of shares of the Company's Common Stock (the "Offering"). The undersigned recognizes that such Offering and the public market for shares of the Company's Common Stock created thereby will be of benefit to the.undersigned.

         In consideration of the foregoing and in order to induce you to act as underwriters in connection with the Offering, the undersigned hereby irrevocably agrees that he, she or it will not, without the prior written approval of Volpe, Welty & Company, offer, sell, contract to sell, make any short sale (including, but not limited to, a "short against the box"), pledge, or otherwise dispose of directly or indirectly, any shares of Common Stock (except for shares included in the Offering), options to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of, or any other rights to purchase or acquire, Common Stock of the Company (the "Securities") which he, she or it may own directly or indirectly or beneficially (as defined by the Securities Exchange Act of 1934 and the rules and regulations thereunder) for a period of one hundred eighty (180) days (the "Lock-up Period') following the day on which the Form S-1 Registration Statement filed on behalf of the Company in connection with the Offering (the "Registration Statement") shall become effective by order of the Securities and Exchange Commission. The foregoing restriction is expressly agreed to preclude the holder of Securities from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to, or result in, a disposition of Securities during the Lock-Up Period even if such Securities would be disposed of by the undersigned subsequent to the Lock-up Period or by someone other than the undersigned.

         Notwithstanding the foregoing, any transfer of Securities which either
(i) will not result in any change in beneficial ownership, including, but not limited to, pro rata partnership distributions and transfers into trusts for the benefit of the original holder, or (ii) constitute bona fide gifts of such shares will not require your consent; provided, that the transferee enters into a lock-up
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agreement in substantially the form hereof covering the remainder of the Lock-up
Period under this Agreement.

         The undersigned confirms that he, she or it understands that the underwriters and the Company will rely upon the representations set forth in this Agreement in proceed g with the Offering. The undersigned understands that this Agreement is irrevocable and shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of Securities of the Company held by the undersigned except in compliance with this Agreement.

         Notwithstanding anything else herein, if the Offering does not become effective on or prior to January 1, 1997 the terms and provisions of this Agreement shall be of no further force or effect.


                                                  ______________________________
                                                  (Security holder's name)

                                                  ______________________________
                                                  (Signature)

                                                  ______________________________
                                                  (Name of person signing)

                                                  ______________________________
                                                  (Title)